UNITED STATES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 1, 2006

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	0-643	16-0397420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West William Street, Corning, New York 14830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (607) 936-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Corning Natural Gas Corporation

Form 8-K

Item  8.01  Other Events.

By letter on behalf of Corning Natural Gas Corporation (“Corning”) dated September 1, 2006, to the New York Public Service Commission (“NYPSC”), Corning has requested the NYPSC to investigate Richard M. Osborne and the Richard M. Osborne Trust (the “Trust”) pursuant to sections 110 and 111 of the New York Public Service Law.  Mr. Osborne is contacting Corning stockholders and has announced his intention to wage a proxy battle to defeat the proposed merger of Corning with C&T Enterprises, Inc. (“C&T”), which was previously approved by the NYPSC.

In connection with such investigation, Corning is asking the NYPSC to require Mr. Osborne, the Trust and their affiliates to disclose their interests and to demonstrate that, if successful in blocking Corning’s proposed merger involving C&T, they have plans and will make necessary financial commitments to assure a level of financial integrity, and safe and reliable service, at least equal to that C&T had committed to provide.

Corning has advised the NYPSC that it believes that if Mr. Osborne is successful in blocking the proposed merger involving C&T, the effect will be detrimental to Corning’s other stockholders and will also be disadvantageous to Corning’s customers.

The preceding description of the September 1, 2006 letter to the NYPSC does not purport to be complete and is qualified in its entirety by reference to the copy of the September 1, 2006 letter that has been filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Description
99.1	September 1, 2006 letter to the Public Service Commission of the State of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

Date: September 5, 2006	By:	/s/ Thomas K. Barry
Thomas K. Barry
Chairman and Chief Executive Officer

	By:	/s/ Firouzeh Sarhangi
Firouzeh Sarhangi
Chief Financial Officer